UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant   ☒

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☐          Preliminary Proxy Statement

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☒          Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

WHITNEY INFORMATION NETWORK, INC.
(Name of Registrant as Specified in Its Charter)

KINGSTOWN PARTNERS L.P.
KINGSTOWN CAPITAL PARTNERS LLC
KINGSTOWN CAPITAL MANAGEMENT L.P.
KINGSTOWN MANAGEMENT GP LLC
MICHAEL BLITZER
GUY SHANON
JASON HAMMERMAN
HAMMERMAN CAPITAL PARTNERS, LP
J. HUNTER BROWN
JDD TRUST
SGAP BROWN TRUST

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTOWN PARTNERS L.P.

August 26, 2009

Dear Fellow Shareholder:

Kingstown Partners L.P. (“Kingstown”) and the other participants in this solicitation (collectively, the “Kingstown Group”) are the beneficial owners of an aggregate of 1,344,241 shares of common stock of Whitney Information Network, Inc. (“WIN” or the “Company”), representing approximately 11.5% of the outstanding shares of common stock of the Company.  For the reasons set forth in the attached Proxy Statement, the Kingstown Group believes changes to the Board of Directors are necessary to ensure that the Company is being run in a manner consistent with the best interests of all shareholders. The Kingstown Group is seeking your support at the annual meeting of shareholders scheduled to be held at the Hampton Inn & Suites Cape Coral, 619 SE 47th Terrace, Cape Coral, Florida 33904, on Wednesday, September 2, 2009, at 10:30 am Eastern Daylight Savings Time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect Kingstown’s two (2) nominees to the Board of Directors in opposition to certain of the Company’s incumbent directors;

2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for our 2009 fiscal year ending December 31, 2009;

3.	To approve the Company’s 2009 Incentive Plan; and

4.	To approve the amendment of the Articles of Incorporation to change the Company’s name to Tigrent Inc.

We are seeking two (2) seats on the Company’s Board of Directors (the “Board”) to ensure that the interests of the shareholders are appropriately represented in the boardroom.  The Board is currently composed of five (5) directors, with five (5) up for election at the Annual Meeting.  Through the attached Proxy Statement and GOLD proxy card, we are soliciting proxies to elect our two (2) director nominees.  Stockholders voting on the enclosed GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Frederick A. Cardin, DBA and Allan D. Weingarten.  This gives shareholders the ability to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our nominees are elected.

The Kingstown Group urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about August 26, 2009.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners, which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support.

/s/ Michael Blitzer

Michael Blitzer
Kingstown Capital Management LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Kingstown’s proxy materials, please call
Okapi Partners at the phone numbers listed below.

Okapi Partners
780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 259-6290
Banks and Brokers Call Collect at: (212) 297-0720
info@okapipartners.com

2009 ANNUAL MEETING OF SHAREHOLDERS
OF
WHITNEY INFORMATION NETWORK, INC.
_________________________

PROXY STATEMENT
OF
KINGSTOWN PARTNERS L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Kingstown Partners L.P., a Delaware limited partnership (“Kingstown”), Kingstown Capital Partners LLC, a Delaware limited liability company (“Kingstown GP”), Kingstown Capital Management L.P., a Delaware limited partnership (“Kingstown Capital”), and Kingstown Management GP LLC, a Delaware limited liability company (“Kingstown Management”), Michael Blitzer, Guy Shanon, Jason Hammerman, Hammerman Capital Partners, LP, J. Hunter Brown, JDD Trust and SGAP Brown Trust (collectively, the “Kingstown Group”) are significant shareholders of Whitney Information Network, Inc., a Colorado corporation (“WIN” or the “Company”).  Each member of the Kingstown Group is a participant in this solicitation.  The Kingstown Group believes changes to the Board of Directors of the Company (the “Board”) are necessary to ensure that the Company is being run in a manner consistent with the best interests of all shareholders.  The Kingstown Group is therefore seeking your support at the annual meeting of shareholders scheduled to be held at the Hampton Inn & Suites Cape Coral, 619 SE 47th Terrace, Cape Coral, Florida 33904, on Wednesday, September 2, 2009, at 10:30 am Eastern Daylight Savings Time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect Kingstown’s two (2) nominees, Jason Hammerman and J. Hunter Brown (the “Kingstown Nominees”), to the Board of Directors in opposition to certain of the Company’s incumbent directors;

2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for our 2009 fiscal year ending December 31, 2009;

3.	To approve the Company’s 2009 Incentive Plan; and

4.	To approve the amendment of the Articles of Incorporation to change the Company’s name to Tigrent Inc.

This Proxy Statement and enclosed GOLD proxy card are soliciting proxies to elect the two (2) Kingstown Nominees.  Stockholders voting on the Kingstown Group’s enclosed GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Frederick A. Cardin, DBA and Allan D. Weingarten.  This gives shareholders who wish to vote for the Kingstown Nominees the ability to vote for the total number of directors up for election at the Annual Meeting.

As of the date hereof, the members of the Kingstown Group were the beneficial owners of an aggregate of 1,344,241 shares of Common Stock, no par value, of the Company (the “Shares”), which represents approximately 11.5% of the issued and outstanding Shares, that are entitled to be voted at the Annual Meeting.

WIN has set the close of business on June 30, 2009 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of WIN is 1612 East Cape Coral Parkway, Cape Coral, Florida 33904.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 11,738,587 Shares outstanding.  The participants in this solicitation intend to vote all of their Shares FOR the election of the Kingstown Nominees.

THIS SOLICITATION IS BEING MADE BY THE KINGSTOWN GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  THE KINGSTOWN GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH THE KINGSTOWN GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE KINGSTOWN GROUP URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE KINGSTOWN NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY WIN MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE KINGSTOWN NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE KINGSTOWN GROUP, C/O OKAPI PARTNERS, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF WIN, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 2, 2009

The proxy materials are available at http://www.myproxyonline.com/okapimaterials.

IMPORTANT

Your vote is important, no matter how few Shares you own.  The Kingstown Group urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Kingstown Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Kingstown Group, c/o Okapi Partners, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to the Kingstown Group.  Remember, you can vote for our two nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

Okapi Partners
780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 259-6290
Banks and Brokers Call Collect at: (212) 297-0720
info@okapipartners.com

BACKGROUND TO THE SOLICITATION

We made our first investment in WIN in March 2007.  On July 2, 2007, Kingstown sent a letter to the independent members of the WIN Board raising certain concerns about the Company (the “July 2007 Letter”).  Kingstown requested shareholder representation on the WIN Board citing the right of Prides Capital to designate a Board member pursuant to its Stockholder’s Agreement dated December 12, 2005.  Kingstown also requested that the Company promptly explore potential strategic alternatives to maximize shareholder value, including a potential sale or liquidation of the Company.  In the July 2007 Letter, Kingstown reserved the right to take action at the Company’s next annual meeting of shareholders if the Board did not take the appropriate steps to explore such alternatives.  To Kingstown’s knowledge, the Company did not undertake any such strategic review and the upcoming Annual Meeting is the first opportunity for shareholders to elect directors since the 2005 Annual Meeting, which was held close to four years ago.

In the July 2007 Letter, Kingstown also highlighted concerns with certain transactions, compensation arrangements and related party transactions approved by the WIN Board.  These included:

(i)
Approval of compensation to key executives “substantially higher” than that recommended by the Company’s outside compensation consultant Mercer Human Resources (as disclosed in the Company’s 2007 Preliminary Proxy).  This included total compensation for the CEO of $1.16 million, or approximately 2.4% of the Company’s market capitalization, despite a decline in the Company’s stock price of approximately 50% over the preceding 12 months.    Mr. Cardin was a member of the Compensation Committee at such time.

(ii)
Purchase of a corporate aircraft for $6.4 million (as disclosed in the Company’s 2006 10-K).  The Company announced the sale of the aircraft on Jan 20, 2009 for $3.8 million for a loss of approximately $3.0 million after commissions.  Mr. Cardin was a member of the Board at the time of the aircraft purchase.

(iii)
Board oversight of a number of related party transactions which are detailed in the announcement of results of the Special Committee Investigation in the Company’s November 9, 2007 press release and in subsequent 10-Q and 10-K filings.  Mr. Cardin was a member of the Board during the time that each of these related party transactions occurred.

In a press release dated September 18, 2008, the Company announced the hiring of Charles M. Peck as the Company’s Chief Executive Officer and the appointment of Mr. Peck as a member of the Company’s Board.  Michael Blitzer contacted Mr. Peck shortly after his announcement to congratulate him on his appointment and to request a meeting at his earliest convenience to discuss the Company’s strategy and objectives.

On February 24, 2009, Messrs. Blitzer and Shanon met with Mr. Peck at Kingstown’s New York office to discuss Mr. Peck’s strategy for profitably growing the business and to discuss Kingstown’s views for enhancing shareholder value.

On April 1, 2009, Mr. Blitzer had a phone conversation with Mr. Peck to discuss the Company’s cash burn during the fourth quarter of 2008 as well as the Company’s outlook for 2009 after the filing of the Company’s 10-K.

Following the Company’s April 22, 2009 announcement of its “expansion into Asia-Pacific” with a plan to deliver “education training and service to help Asia-Pacific residents become financially literate”, Mr. Blitzer expressed concerns to a number of directors, including Mr. Indick and Mr. Barre, about the Company’s planned expansion into new markets when the Company’s recent domestic ventures have not shown positive results.  Mr. Blitzer reiterated his request that the Company hire a strategic advisor to explore a sale or liquidation.

In May 2009, Mr. Indick contacted Mr. Blitzer to notify him that the Board was considering adding new members and to ascertain his interest in joining the WIN Board.  Mr. Blitzer expressed interest and was informed by Mr. Indick that he would be nominated as a director.  Mr. Blitzer had phone interviews with each of the other directors over the course of the month, including Mr. Cardin, Mr. Barre, and Mr. Weingarten.  Mr. Blitzer was not contacted for an interview by Mr. Peck.

Mr. Blitzer was contacted in June 2009 by Mr. Cardin and informed that the Board would not be adding any candidates at the present time and would consider his candidacy at some later time.

REASONS FOR THE SOLICITATION

The Kingstown Group has serious concerns about the ability of the current Board to maximize shareholder value.

The Kingstown Nominees, if elected, will represent a minority of the Board.  If elected to the Board, the Kingstown Nominees will, subject to their fiduciary duties as directors, endeavor to work with the members of the Board to explore all opportunities to enhance shareholder value including, but not limited to, the hiring of a strategic advisor to evaluate available alternatives to maximize shareholder value, including but not limited to a sale or liquidation of the Company.  The Kingstown Nominees do not have any specific material actions they would recommend that the Board adopt at the time of their election to the Board.

As a significant shareholder, with an aggregate ownership of approximately 11.5%, we have nominated two highly qualified individuals because we believe the addition of the Kingstown Nominees to the Board will provide the Board with the appropriate mix of directors necessary to address the issues facing the Company.  We also believe the election of the Kingstown Nominees will address the most pressing issue facing the Company: a Board that collectively lacks a vested interest in the financial performance of the Company.

We Are Concerned with the Board’s and Management’s Lack of a Substantial Vested Interest in the Financial Performance of the Company

We believe this Board lacks a significant ownership interest in the Company.  According to the Company’s Proxy statement, the Company’s executive officers and directors beneficially own a total of 83,900 Shares, of which 80,000 Shares derive from vested stock options which were previously granted to directors and officers of the Company as compensation between fiscal year 2003 and fiscal year 2009.  Other than 3,900 Shares recently purchased by Mr. Peck, no director or executive officer has purchased Shares of WIN.  In particular, Mr. Cardin, who has been a director since 2003, has never purchased a single Share of the Company.  In Fiscal 2008, Mr. Cardin was awarded more than $100,000 in total director compensation.

On the other hand, the Kingstown Group is a significant shareholder of the Company, collectively owning approximately 11.5% of the Shares outstanding – our interests are directly aligned with all shareholders.

We Are Concerned with the Future Strategic Direction of the Company

On April 22, 2009, the Company announced plans to expand into Asia-Pacific to deliver education training and service to help Asia-Pacific residents become financially literate.  We have serious concerns about the Company’s planned expansion into new markets and its ability to enhance shareholder value, especially when the Company’s recent domestic ventures have not shown positive results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Kingstown Group is seeking your support at the Annual Meeting to elect the Kingstown Nominees in opposition to two (2) of the Company’s five (5) director nominees.  Your vote to elect the Kingstown Nominees will have the legal effect of replacing two (2) incumbent directors of WIN with the Kingstown Nominees.

THE KINGSTOWN NOMINEES

The Kingstown Group is nominating (2) highly qualified nominees, each of whom, if elected, will exercise his independent judgment in accordance with his fiduciary duties as a director in all matters that come before the Board.  The Kingstown Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and would seek to maximize value for all shareholders.  If elected, and subject to their fiduciary duties as directors, the Kingstown Nominees would have the ability to work with the other members of the Board to take those steps that they deem are necessary or advisable to unlock the Company’s intrinsic value.

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Kingstown Nominees.  This information has been furnished to the Kingstown Group by the Kingstown Nominees.  The Kingstown Nominees are citizens of the United States of America.

J. Hunter Brown (age 55) is currently the Managing Member of Watson Wilkins & Brown, LLC, a business consulting firm, and subsequently registered investment advisor, which he formed in 2003. Prior to that Mr. Brown served as an independent consultant to public and private businesses and not for profit entities. From July 1993 to January 2001 he served in various capital markets capacities involving global markets with JP Morgan Securities, Inc. Additionally, he served as a director of National Auto Credit, Inc., a NYSE listed specialty finance company, from January 1996 to March 1998 where he formed and chaired a special committee of independent directors. Since September 2007, Mr. Brown served as founding president and director of the Alexander Hamilton Institute for the Study of Western Civilization. He resigned as President in June of 2009. The principal business address of Mr. Brown is 20 Old Lantern Drive, Wilton, CT, 06897. Mr. Brown beneficially owns 18,991 shares. For information regarding purchases and sales during the past two years by Mr. Brown of securities of WIN, see Schedule I.

Jason Hammerman (age 40) is the Managing Member of Hammerman Capital Management LLC (“Hammerman Capital”), which he founded in March 2001.  Prior to organizing Hammerman Capital, Mr. Hammerman was Vice President of Fir Tree Partners, a value-focused hedge fund, from June 1998 through December 2000.  While at Fir Tree Partners, Mr. Hammerman identified potential equity, debt and capital structure arbitrage investments, analyzed their suitability with respect to risk and expected return, monitored the investments following their purchase and engaged in value-added activism to maximize investment returns.  From June 1996 until June 1998, Mr. Hammerman worked at Goldman, Sachs & Co. in the Investment Banking Division, advising corporate clients on financial and strategic alternatives, buy-side and sell-side mergers, and equity and debt offerings.  From August 1994 until March 1996, Mr. Hammerman was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where he represented public and privately held technology companies in merger and acquisition and financing transactions.  Mr. Hammerman received a J.D. degree from Harvard Law School (1994), where he graduated cum laude.  Mr. Hammerman received a B.S. in Finance from the Wharton School of Business of the University of Pennsylvania (1991), where he graduated summa cum laude. The principal business address of Mr. Hammerman is 1232 Rose Lane, Lafayette, California 94549.  Mr. Hammerman beneficially owns 107,000 Shares.  For information regarding purchases and sales during the past two years by Mr. Hammerman of securities of WIN, see Schedule I.

Messrs. Brown and Hammerman are members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act with the other members of the Group and, as a result, are deemed to beneficially own the 1,218,250 Shares beneficially owned by the other members of the Group.  Messrs. Brown and Hammerman each disclaim beneficial ownership of such Shares.  For information regarding purchases and sales during the past two years by the Group of securities of WIN that are deemed to be beneficially owned by Messrs. Brown and Hammerman, see Schedule I.

On August 13, 2009, Kingstown, Kingstown GP, Kingstown Capital, Michael Blitzer, Guy Shanon, Kingstown Management, Hammerman Capital Partners, LP, SGAP Brown Trust, JDD Trust, Jason Hammerman and J. Hunter Brown (collectively the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of WIN, (b) the Group agreed to solicit proxies or written consents for the election of the Kingstown Nominees to the Board at the Annual Meeting (the “Solicitation”), and (c) Kingstown agreed to bear all approved expenses incurred in connection with the Group’s activities.

Other than as stated herein, there are no arrangements or understandings between members of the Kingstown Group and any of the Kingstown Nominees or any other person or persons pursuant to which the nomination of the Kingstown Nominees described herein is to be made, other than the consent by each of the Kingstown Nominees to be named in this Proxy Statement and to serve as a director of WIN if elected as such at the Annual Meeting.  None of the Kingstown Nominees are a party adverse to WIN or any of its subsidiaries or has a material interest adverse to WIN or any of its subsidiaries in any material pending legal proceedings.

Kingstown reserves the right to challenge any action by WIN that has, or if consummated would have, the effect of disqualifying the Kingstown Nominees. Kingstown reserves the right to nominate additional persons, to the extent this is not prohibited under the Bylaws or applicable law, if WIN increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Kingstown that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE KINGSTOWN NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

According to the Company’s Proxy Statement, the Audit Committee of the Board has selected Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  We do not object to the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

PROPOSAL NO. 3

APPROVAL OF THE 2009 INCENTIVE PLAN

As discussed further in the Company’s Proxy Statement, on July 9, 2009 the Board approved the 2009 Incentive Plan, subject to approval by the shareholders at the Annual Meeting. The Incentive Plan would replace the 1998 Stock Compensation Plan, which expired on August 31, 2008. The Incentive Plan reserves 1,300,000 shares for options, restricted stock, and a variety of other types of awards. For more information and a description of the 2009 Incentive Plan, shareholders should refer to the Company’s Proxy Statement. We do not object to the approval of the 2009 Incentive Plan.

PROPOSAL NO. 4

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE
THE COMPANY NAME TO TIGRENT INC.

As discussed further in the Company’s Proxy Statement, on June 25, 2009, the Board approved an amendment of the Company’s Articles of Incorporation (the “Articles”) to change the Company’s name from “Whitney Information Network, Inc.” to “Tigrent Inc.” At the Annual Meeting, shareholders will be asked to approve the amendment of the Articles of Incorporation to change the corporate name of the Company. The text of the amendment to the Articles, as proposed, is included in the attachment marked as Appendix B to the Company’s Proxy Statement.  We do not object to the approval of the amendment to the Company’s Articles to change the Company’s name to Tigrent Inc.

We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including, without limitation, nominating additional persons for directorships or making any proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, the Kingstown Group believes that the only outstanding class of securities of WIN entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Kingstown Nominees to the Board, FOR the election of the candidates who have been nominated by the Company other than Frederick A. Cardin, DBA and Allan D. Weingarten, FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the year ending December 31, 2009, FOR the approval of the Incentive Plan, FOR the approval of the amendment to the Company’s Articles to change the Company’s name to Tigrent Inc. and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

As mentioned above, shareholders voting on the Kingstown Group’s enclosed GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Frederick A. Cardin, DBA and Allan D. Weingarten.  This gives shareholders who wish to vote for the Kingstown Nominees the ability to vote for the total number of directors up for election at the Annual Meeting.  Under applicable proxy rules, we are required either to solicit proxies only for the Kingstown Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for the Kingstown Nominees while permitting shareholders to also vote for certain of the Company’s nominees on the GOLD proxy card.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s Proxy Statement.  There is no assurance that any of the Company’s nominees will serve as directors if the Kingstown Nominees are elected.  If the Kingstown Nominees are elected and any of the Company’s nominees who are also elected do not serve as directors, the Kingstown Nominees intend to work with the remaining members of the Board to ensure that the resulting vacancies are filled with highly qualified individuals.

QUORUM

One-third of the outstanding Shares represented at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business.

VOTES REQUIRED FOR THE ELECTION OF DIRECTORS & OTHER PROPOSALS

Vote required for the election of directors.    Under Colorado law and the Company’s Bylaws, if a quorum is present at the Annual Meeting, the nominees who receive the highest number of votes cast for the election of directors by shareholders present in person or voting by proxy will be elected as directors.

Vote required to approve the remaining proposals.  The proposals to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the independent auditors, approve the 2009 Incentive Plan and amend the Articles of Incorporation must receive the "FOR" vote of a majority of the shares present in person or represented by proxy.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

ABSTENTIONS AND BROKER NON-VOTES

Abstentions and broker “non-votes” will count as votes present for the purpose of determining whether a quorum is present.  Abstentions and broker “non-votes” will not be counted in the voting results and will have no effect on the outcome of the proposals.

REVOCATION OF PROXIES

Shareholders of WIN may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Kingstown Group in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to Whitney Information Network, Inc., 1612 East Cape Coral Parkway Cape Coral, Florida 33904, or any other address provided by WIN.  Although a revocation is effective if delivered to WIN, the Kingstown Group requests that either the original or photostatic copies of all revocations be mailed to the Kingstown Group in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that the Kingstown Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding Shares represented thereby.  Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Kingstown Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE KINGSTOWN NOMINEES TO THE BOARD, FOR THE ELECTION OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY OTHER THAN FREDERICK A. CARDIN, DBA AND ALLAN D. WEINGARTEN, FOR THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009, FOR THE APPROVAL OF THE INCENTIVE PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES TO CHANGE THE COMPANY’S NAME TO TIGRENT INC, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Kingstown Group.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Kingstown has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $35,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Kingstown has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Kingstown will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately 7-15 persons to solicit WIN shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by the Kingstown Group. Costs of this solicitation of proxies are currently estimated to be approximately $50,000.  The Kingstown Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $25,000.  The Kingstown Group intends to seek reimbursement from WIN of all expenses it incurs in connection with this solicitation.  The Kingstown Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Kingstown Nominees and the other members of the Kingstown Group are participants in this solicitation.  The principal business of Kingstown, Kingstown GP, Mr. Blitzer, Mr. Shanon, Kingstown Capital and Kingstown Management is investing in securities.  The principal business of Hammerman LP is investing in securities.  The principal business of each of JDD Trust and SGAP Brown Trust is managing certain investments and property for the benefit of their respective beneficiaries.

The principal business address of each of Kingstown Capital and Kingstown Management is 245 Park Avenue, 24th Floor, New York, NY 10167.  The principal business address of Hammerman LP and Mr. Hammerman is 1232 Rose Lane, Lafayette, California 94549.  The principal business address of Mr. Brown is 20 Old Lantern Drive, Wilton, Connecticut 06897.  The principal business address of each of JDD Trust and SGAP Brown Trust is 20 Old Lantern Drive, Wilton, Connecticut 06897.

As of the date hereof, Kingstown beneficially owned 883,500 Shares, Kingstown GP beneficially owned 883,500 Shares by virtue of its relationship with Kingstown, Kingstown Capital beneficially owned 317,500 Shares, Kingstown Management beneficially owned 317,500 Shares by virtue of its relationship with Kingstown Capital, Mr. Blitzer beneficially owned 1,215,800 Shares by virtue of his relationship with Kingstown and Kingstown Capital, Mr. Shanon beneficially owned 1,203,450 Shares by virtue of his relationship with Kingstown and Kingstown Capital, Hammerman LP beneficially owned 107,000 Shares, SGAP Brown Trust beneficially owned 6,000 Shares and JDD Trust beneficially owned 12,991 Shares.  Mr. Brown has sole voting and dispositive power with respect to the 18,991 Shares owned by SGAP Brown Trust and JDD Trust.  Mr. Hammerman has sole voting and dispositive power with respect to the 107,000 Shares owned by Hammerman LP.

Each member of the Kingstown Group, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, is deemed to beneficially own the Shares beneficially owned in the aggregate by the other members of the group.  Each member of the Kingstown Group disclaims beneficial ownership of such Shares.  For information regarding purchases and sales of securities of WIN during the past two years by members of the Kingstown Group see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of WIN; (iii) no participant in this solicitation owns any securities of WIN which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of WIN during the past two years; (v) no part of the purchase price or market value of the securities of WIN owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of WIN, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of WIN; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of WIN; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of WIN’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which WIN or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by WIN or its affiliates, or with respect to any future transactions to which WIN or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Kingstown Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which the Kingstown Nominees or any of their associates is a party adverse to WIN or any of its subsidiaries or has a material interest adverse to WIN or any of its subsidiaries.  With respect to the Kingstown Nominees, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Exchange Act, occurred during the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires persons who beneficially own more than 10% of the Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Based solely on its review of the Kingstown Group’s and the Kingstown Nominees’ transaction history and ownership information with respect to the Shares, the Kingstown Group believes that all other of the Section 16(a) filing requirements were satisfied by the Kingstown Group.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Kingstown Group is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which the Kingstown Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in the Company’s Proxy Statement for presentation at the Company’s 2010 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices at Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, FL 33904 by February 4, 2010. The proposal should be sent to the attention of the Corporate Secretary.

        According to the Company’s Proxy Statement, for any proposal that is not submitted for inclusion in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, but is instead sought to be presented directly at the Annual Meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) the Company receives notice of the proposal before the close of business on April 30, 2010, and advises shareholders in the Proxy Statement about the nature of the matter and how management intends to vote on such matter (and certain other conditions are met); or (2) the Company does not receive notice of the proposal prior to the close of business on April 30, 2010. According to the Company’s Proxy Statement, all proposals received after April 30, 2010, will be considered untimely.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2010 Annual Meeting is based on information contained in the Company’s Proxy Statement.  The incorporation of this information in this proxy statement should not be construed as an admission by the Kingstown Group that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

THE KINGSTOWN GROUP HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN WIN’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON WIN’S CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  PLEASE NOTE THAT THE KINGSTOWN GROUP WAS NOT INVOLVED IN THE PREPARATION OF WIN’S PROXY STATEMENT. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF WIN.

The information concerning WIN contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

THE KINGSTOWN GROUP

August 26, 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF WIN
DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases and sales were made in the open market.

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

KINGSTOWN CAPITAL PARTNERS L.P.

200	08/14/2007
200	08/15/2007
1,000	08/16/2007
2,250	08/17/2007
100	08/20/2007
200	08/21/2007
100	08/22/2007
200	08/23/2007
100	08/24/2007
100	08/27/2007
550	08/29/2007
100	08/30/2007
4,900	08/31/2007
2,600	09/12/2007
400	09/14/2007
300	09/17/2007
2,700	09/18/2007
200	09/20/2007
2,900	09/24/2007
3,600	09/26/2007
2,400	09/27/2007
11,900	09/28/2007
8,000	11/30/2007
6,000	12/03/2007
5,000	12/04/2007
2,500	12/10/2007
500	12/28/2007
500	12/31/2007
1,000	01/02/2008
2,000	01/04/2008
500	01/10/2008
1,350	01/14/2008
275,000	02/04/2008
50,000	02/05/2008
500	02/05/2008

5,150	02/15/2008
2,700	02/20/2008
1,500	02/26/2008
1,000	02/27/2008
7,800	02/28/2008
3,000	02/29/2008
500	03/11/2008
500	03/12/2008
500	03/14/2008
6,000	03/18/2008
2,000	03/20/2008
1,000	03/25/2008
7,000	03/31/2008
50,000	04/18/2008
4,000	04/21/2008
7,000	04/29/2008
15,500	05/14/2008
3,500	05/15/2008
5,200	05/15/2008
500	05/21/2008
100	06/05/2008
500	06/11/2008
100	06/12/2008
15,100	06/30/2008
4,500	07/02/2008
6,500	07/15/2008
10,000	07/23/2008
500	07/24/2008
15,000	07/24/2008
2,500	07/25/2008
5,000	08/04/2008
11,000	08/08/2008
10,000	08/13/2008
15,000	08/14/2008
12,000	08/19/2008
15,000	08/22/2008
11,000	08/26/2008
1,500	09/03/2008
2,000	09/08/2008
17,000	09/18/2008
10,000	09/19/2008
6,500	09/22/2008
600	09/23/2008
2,500	09/25/2008
1,900	10/02/2008
2,000	10/10/2008

5,000	10/20/2008
2,500	10/27/2008
15,000	10/30/2008
9,000	10/31/2008
1,500	10/31/2008
1,500	11/10/2008
1,000	11/12/2008
40,000	11/26/2008
26,000	11/28/2008

KINGSTOWN CAPITAL MANAGEMENT L.P.

25,000	12/05/2008
25,000	12/08/2008
32,500	12/15/2008
47,500	12/17/2008
100,000	12/24/2008
27,500	12/30/2008
40,000	12/31/2008
20,000	03/05/2009
25,000	12/05/2008

MICHAEL BLITZER

300	08/13/2007
100	08/14/2007
100	09/04/2007
100	09/12/2007
100	09/13/2007
2000	11/14/2007

GUY SHANON

450	12/31/2007

HAMMERMAN CAPITAL PARTNERS, LP

10,000	01/12/2009
10,000	01/14/2009

SGAP BROWN TRUST

5,000	09/26/2008
1,000	09/29/2008

JDD TRUST

6,000	09/25/2008
6,991	03/25/2009

SCHEDULE II

The following table contains information from WIN’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 24, 2009.

STOCK OWNERSHIP INFORMATION

5% or Greater Shareholders

        This table shows ownership information for each shareholder known by our management to be the owner of 5% or more of WIN's common stock. This information is presented as of June 30, 2009, and is based on information contained in Schedule 13G's or Schedule 13D's filed by each of these shareholders with the SEC. Unless noted otherwise, each person holds record and beneficial ownership and has sole voting and investment power with respect to the shares of common stock shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class %
Russell A. Whitney(2)	2,637,625	22.47
4818 Coronado Parkway, #10
Cape Coral, Florida
Ingrid E. Whitney(3)	2,495,925	21.26
232 Bayshore Drive
Cape Coral, Florida
Prides Capital Fund I, LP(4)	1,741,100	14.83
c/o Prides Capital LLC
200 High Street, Suite 700
Boston, MA 02110
Kingstown Capital Partners LLC(5)	1,218,250	10.38
1270 Broadway, Suite 1009
New York, NY 10001
Springhouse Capital, LP(6)	867,800	7.39
535 Madison Avenue, 30th Floor
New York, NY 10022

(1) In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options and common stock purchase warrants that are or will become exercisable within 60 days.
(2) Includes (i) 2,495,925 shares held by International Securities 3, LLC ("IS3") which is beneficially owned by Russell Whitney, and (ii) 141,700 shares held by Day One, LLC ("Day One"), which is beneficially owned by Mr. Whitney. This information was obtained from a Schedule 13G filed by Ingrid Whitney with the SEC on March 13, 2008 and a Schedule 13D filed by Russell Whitney, IS3 and Day One with the SEC on April 28, 2008.
(3) Includes 2,495,925 shares held by IS3, which is beneficially owned by Ingrid Whitney. This information was obtained from a Schedule 13G filed by Ingrid Whitney with the SEC on March 13, 2008 and a Schedule 13D filed by Russell Whitney, IS3 and Day One with the SEC on April 28, 2008.
(4) Information obtained from a Schedule 13D filed by Prides Capital Partners LLC with the SEC on November 15, 2007. Murray A. Indick, Kevin A. Richardson, II, Henry J. Lawlor, Jr., Charles E. McCarthy and Christian Puscasiu may be deemed to share voting and dispositive power over these shares. In addition, this amount reflects 10,000 vested stock options awarded to Mr. Indick.
(5) Information obtained from a Form 4 filed on March 12, 2009 and from a Schedule 13D/A filed on December 30, 2008, each filed jointly by Kingstown Capital Partners LLC ("Kingstown GP"), Kingstown Partners L.P. ("Kingstown"), Kingstown Capital Management L.P. ("Kingstown Capital"), Kingstown Management GP LLC ("Kingstown Management"), Michael Blitzer and Guy Shanon. Kingstown GP is the general partner of Kingstown. Mr. Blitzer and Mr. Shanon are each  managing members of Kingstown GP. Kingstown Management is the general partner of Kingstown Capital. Mr. Blitzer and Mr. Shanon are each managing members of Kingstown Management. By virtue of these relationships, each of the reporting persons may be deemed to be beneficial owners of more than 10% of the outstanding common stock of WIN.
(6) Information obtained from a Schedule 13G/A filed by Springhouse Capital, LP ("Springhouse") with the SEC on February 11, 2009. Brian Gaines, the managing member of the general partner of Springhouse, is deemed to exercise voting and dispositive power over these shares.

II-1

Stock Ownership by Directors and Named Executive Officers

        The following table shows the beneficial ownership of the Company's common stock as of June 30, 2009, for:

• each of our nominees for election as directors;
• each of the directors currently serving on our Board of Directors;
• each of the Named Executive Officers named in the "Summary Compensation Table"; and
• all directors and Named Executive Officers as a group.

        As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

        Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. The address for each Named Executive Officer and director is care of Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, Florida 33904. As of June 30, 2009, we had 11,738,587 shares issued and outstanding. This table is based upon information supplied to us by our Named Executive Officers and directors and/or contained in reports filed by these persons with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class
Charles M. Peck(2)	3,900	*
Anne M. Donoho(3)	25,000	*
Frederick A. Cardin(3)	35,000	*
Murray A. Indick(3)(4)	10,000	*
Steven C. Barre(3)	10,000	*
Allan D. Weingarten(5)	—	*
Executive officers and directors as a group (six persons)	83,900	*

* Less than 1%
(1) In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options and common stock purchase warrants that are or will become exercisable within 60 days of June 30, 2009.
(2) In connection with Mr. Peck's appointment on September 17, 2008, we entered into an employment agreement with Mr. Peck. Pursuant to the employment agreement, Mr. Peck was granted 600,000 restricted performance shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. The grant consists of six tranches of 100,000 shares each, which will vest in four years if respective price criteria of $2, $4, $6, $8, $10 and $12 per share are satisfied (subject to early vesting in certain specified instances). Mr. Peck owns 3,900 shares through purchases on the open market.
(3) Includes shares underlying vested stock options as follows: Anne M. Donoho 25,000 options; Frederick A. Cardin 35,000 options; Murray A. Indick 10,000 options; and Steven C. Barre 10,000 options.
(4) Excludes 1,731,000 shares owned by Prides Capital Fund I, LP. Mr. Indick, an employee of Prides Capital LLC, does not vote the shares owned by Prides Capital Fund I, LP and disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest in Prides Capital LLC.
(5) Mr. Weingarten was appointed to the Board of Directors on April 6, 2009. In connection therewith, the Company expects to grant Mr. Weingarten options to purchase shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. This expected sign-on grant will be consistent with the sign-on grants provided to all non-employee directors.

II-2

IMPORTANT

Tell your Board what you think! Your vote is important.  No matter how many Shares you own, please give the Kingstown Group your proxy FOR the election of the Kingstown Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card representing your Shares.  The Kingstown Group urges you to confirm in writing your instructions to the Kingstown Group in care of Okapi Partners at the address provided below so that the Kingstown Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

Okapi Partners 780 Third Avenue, 30th Floor New York, NY 10017 Stockholders Call Toll-Free at: (877) 259-6290 Banks and Brokers Call Collect at: (212) 297-0720 info@okapipartners.com

WHITNEY INFORMATION NETWORK, INC.

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE KINGSTOWN GROUP

THE BOARD OF DIRECTORS OF WHITNEY INFORMATION NETWORK, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Michael Blitzer and Guy Shanon, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Whitney Information Network, Inc. (“WIN” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company scheduled to be held at the Hampton Inn & Suites Cape Coral, 619 SE 47th Terrace, Cape Coral, Florida 33904, on Wednesday, September 2, 2009, at 10:30 am Eastern Daylight Savings Time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Kingstown Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with the Kingstown Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

THE KINGSTOWN GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL NO.1

Proposal  No. 1 – The Kingstown Group’s Proposal to elect Jason Hammerman and J. Hunter Brown as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Jason Hammerman J. Hunter Brown	[ ]	[ ]	[ ] ________________ ________________ ________________

THE KINGSTOWN GROUP INTENDS TO USE THIS PROXY TO VOTE (I) “FOR” MESSRS. HAMMERMAN AND BROWN AND (II) “FOR” THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY TO SERVE AS A DIRECTOR OTHER THAN FREDERICK A. CARDIN, DBA AND ALLAN D. WEINGARTEN FOR WHOM THE KINGSTOWN GROUP IS NOT SEEKING AUTHORITY TO VOTE FOR AND WILL NOT EXERCISE ANY SUCH AUTHORITY.  THE NAMES, BACKGROUNDS AND QUALIFICATIONS OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY, AND OTHER INFORMATION ABOUT THEM, CAN BE FOUND IN THE COMPANY’S PROXY STATEMENT.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF THE KINGSTOWN GROUP’S NOMINEES ARE ELECTED.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR KINGSTOWN NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW.  YOUR SHARES WILL BE VOTED FOR THE REMAINING KINGSTOWN NOMINEE.  YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE ADDITIONAL CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY BY WRITING THE NAME OF THE NOMINEE(S) BELOW.

___________________

___________________

THE KINGSTOWN GROUP DOES NOT OBJECT TO THE APPROVAL OF PROPOSAL NO. 2

Proposal  No. 2 – Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE KINGSTOWN GROUP DOES NOT OBJECT TO THE APPROVAL OF PROPOSAL NO. 3

Proposal  No. 3 – Approval of the 2009 Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE KINGSTOWN GROUP DOES NOT OBJECT TO THE APPROVAL OF PROPOSAL NO. 4

Proposal  No. 4 – Approval of the Amendment to the Articles of Incorporation to Change the Company Name to Tigrent Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.